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                                 EXHIBIT 23(B)

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Citation Corporation on Form S-8 of our report dated November 17, 1997, of our audits of the consolidated financial statements of Citation Corporation and subsidiaries as of September 28, 1997 and September 29, 1996, and for the years ended September 28, 1997, September 29, 1996 and October 1, 1995, which report is included in the Annual Report on Form 10-K for the fiscal year ended September 28, 1997.



                                    PricewaterhouseCoopers LLP


Birmingham, Alabama
October 2, 1998

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